UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2005
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

The following statement was released by Caterpillar Inc. on June 8, 2005. The furnishing of these materials is not intended to constitute a representation that such furnishing is required by Regulation FD or that the materials include material investor information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information in the future.

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June 8, 2005
FOR IMMEDIATE RELEASE

Caterpillar Splits Stock; Increases Dividend Rate
Increase marks largest in company history

PEORIA, Ill. - In support of its long-term commitment to maximizing stockholder value and return, Caterpillar Inc. (NYSE: CAT) today announced a two-for-one stock split and increased the quarterly dividend rate 22 percent from 41 cents to 50 cents per share pre-split. On a split-adjusted basis, the 4.5 cents per share increase is the largest in the company's 80 year history.

The stock split shares will be distributed on July 13 to stockholders of record at the close of business on June 22, 2005. The company's previously announced share repurchase program goal to reduce outstanding shares to 320,000,000 will be adjusted for the split to reflect an adjusted goal of 640,000,000 shares outstanding by October 2008.

The new quarterly dividend rate of 25 cents per share of common stock is payable August 19, 2005, to stockholders of record at the close of business July 22, 2005. The dividend increase is the third in the past two years and the twelfth since 1993. Including today’s announcements, on a split-adjusted basis, Caterpillar has increased its cash dividend more than thirteen-fold since 1993.

“Caterpillar continues to deliver remarkable results, and today’s announcement reflects the Board of Directors’ confidence that we haven’t yet reached our full potential,” said Chairman and Chief Executive Officer Jim Owens. “We’re aggressively pursuing continuous improvement as we leverage our leadership position, strong cash flow and growth strategies around the world to enhance the value customers and stockholders realize from an investment in Caterpillar.”

For 80 years, Caterpillar Inc. has been building the world’s infrastructure and, in partnership with its worldwide dealer network, is driving positive and sustainable change on every continent. With 2004 sales and revenues of $30.25 billion, Caterpillar is a technology leader and the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines. More information is available at www.cat.com.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

June 8, 2005	By:	/s/James B. Buda

James B. Buda
Vice President

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